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                                                                   Exhibit 10.32


                                DAVOX CORPORATION

                         AMENDEDMENT TO TRANSITION AND
                         -----------------------------
                               RETENTION AGREEMENT
                               -------------------

AGREEMENT made and entered into between DAVOX Corporation ("DAVOX" or the "Company"), a Delaware corporation with a usual place of business at 6 Technology Park Drive, Westford, MA 01886, and Alphonse M. Lucchese ("Mr. Lucchese").

WHEREAS, Mr. Lucchese and the Board of Directors of the Company have mutually agreed to amend the Transition and retention Agreement effective as of November 7, 2000 (the "Agreement") as specifically stated herein;

WHEREAS, the operations of the Company will require Mr. Lucchese's continued participation during the Term (as defined below); and

WHEREAS, the Board of Directors desires to provide an incentive for Mr. Lucchese to continue his participation;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, terms, provisions and conditions set forth in this Transition and Retention Agreement Amendment (the "Amendment"), the Company and Mr. Lucchese agree as follows:

     1. All capitalized terms herein shall have the meaning ascribed to each in the Agreement or as specifically set forth herein.

     2. This Amendment will become effective November 7, 2001 and continue until December 31, 2002 (the "Term").

     3. Section 4 of the Agreement shall be and is hereby modified as follows: Delete Section 4 of the Agreement in its entirety and replace it with the following, "Mr. Lucchese's title and role will remain Chairman of the Board of Directors and Advisor to the CEO. In this full-time role, Mr. Lucchese will act as an advisor to the current President and Chief Executive Officer or his successor. Mr. Lucchese will remain a W-2 full-time regular employee of the Company during the Term or any extension thereof.

     4. Section 5 of the Agreement shall be and is hereby modified as follows: Delete Section 5 of the Agreement in its entirety and replace it with the following, "The Company will continue to pay Mr. Lucchese an annualized salary of $400,000 through December 31, 2001. Between January 1, 2002 and through December 31, 2002, The Company will pay Mr. Lucchese an annual salary of $200,000. The CEO incentive compensation plan (as amended) which is in place as of November 7, 2001 will remain in place and be applicable to Mr. Lucchese up to and through December 31, 2001. During the Term, or any extension thereof, Mr. Lucchese will be provided, at Company cost, medical and dental coverage, which is the same in all materials respects, as that which he currently holds. Additionally, the Company will continue to pay all of the rent payments for the apartment located at Bear Hill, Waltham, Massachusetts through December 31, 2001."

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     5.  Section 6 of the Agreement shall be and hereby is deleted in its entirety, provided however Mr. Lucchese can sit on other Boards of Directors.

     6. This Amendment may be signed in one or more counterparts, each of which shall constitute the same instrument.

     7.  Integration Clause: The parties agree that the Agreement and this
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         Amendment are the complete and exclusive statement of the agreement between the parties, which supersedes all prior proposals, understandings and all other agreements, oral or written, between the parties relating to these Agreements. Unless specifically modified herein, the Agreement shall remain unchanged.

AGREED AND APPROVED:

FOR DAVOX CORPORATION:                      FOR ALPHONSE M. LUCCHESE:

/s/ James D. Foy                            /s/ Alphonse M. Lucchese
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By James D. Foy - President & CEO           Alphonse M. Lucchese